Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sierra Monitor Corporation of our report dated March 29, 2016, relating to our audits of the financial statements as of and for the years ended December 31, 2015 and 2014, which appears in Sierra Monitor Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

/s/ Squar Milner LLP

Newport Beach, California

October 11, 2016